UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue, 10th Floor

New York, New York 10171

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 813-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A.	Second Amendment to Richard M. McVey Employment Agreement

On November 6, 2018, MarketAxess Holdings Inc. (the “Company”) entered into the second amendment (the “McVey Amendment”) to the Company’s employment agreement (as amended, the “Employment Agreement”) with Richard M. McVey, the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors (the “Board”). Under the McVey Amendment, the term of Mr. McVey’s Employment Agreement is extended through January 15, 2025. The McVey Amendment also provides that Mr. McVey ceasing to continue as the Chief Executive Officer of the Company pursuant to a mutual agreement between Mr. McVey and the Company would not constitute “Good Reason” under the Employment Agreement. In consideration for entry into the McVey Amendment, Mr. McVey became entitled to receive certain equity retention awards, as described in further detail below.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the McVey Amendment. The above description is qualified in its entirety by reference to the form of the McVey Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

B.	Retention Awards for Chief Executive Officer and Chairman.

In consideration for entering into the McVey Amendment, on November 6, 2018, the Compensation Committee of the Board (the “Committee”) approved retention awards for Mr. McVey, effective as of November 8, 2018, under the Company’s 2012 Incentive Plan (as amended from time to time, the “Incentive Plan”) consisting of a grant of 148,524 stock options, which number of options had a grant date value of $5.5 million as determined by an independent third party (the “Option Award”), and 37,742 performance shares, which number of performance shares had a grant date value of $5.5 million as determined by an independent third party (the “Performance Share Award”, and together with the Option Award, the “Retention Awards”).

Option Award

The exercise price with respect to 69,113 shares of the Company’s common stock underlying the Option Award is $257.78, and the exercise price with respect to the remaining 79,411 shares of Company’s common stock underlying the Option Award is $278.40, which are equal to 125% and 135%, respectively, of the fair market value of the Company’s common stock on the grant date. The options under the Option Award will vest and become exercisable on November 8, 2023, subject to Mr. McVey’s continued employment with the Company through such date. The options under the Option Award will expire on May 8, 2024 (the “Expiration Date”), unless terminated sooner in connection with a termination of Mr. McVey’s employment. In the event of a termination of Mr. McVey’s employment by the Company without Cause or by Mr. McVey for Good Reason, all then unvested options will vest and become exercisable and all of the options will be exercisable until the Expiration Date. In the event of Mr. McVey’s death or Disability, 50% of the then unvested options will vest and become exercisable and all then vested options will be exercisable until the earlier of two years from the date of such termination and the Expiration Date. Notwithstanding the foregoing, in the event that prior to January 1, 2020, (i) a Change in Control occurs, and (ii) Mr. McVey’s employment is terminated by the Company without Cause or by Mr. McVey for Good Reason, then the Option Award shall be an option to purchase 20% of the shares of Company’s common stock set forth above, and the option to purchase the remaining 80% of the shares of Company’s common stock shall be deemed forfeited and canceled.

Performance Share Award

The Performance Share Award provides that the number of performance shares earned by Mr. McVey will be based on the Company’s achievement of certain performance levels (each a “Performance Level”) of an average price per share of the Company’s common stock calculated based on the closing price of the Company’s common stock over any 20 consecutive trading days during the period commencing on November 8, 2018 and ending on November 8, 2023. The Performance Level with respect to 17,942 performance shares under the Performance Share Award is equal to $257.78, and the Performance Level with respect to the remaining 19,800 performance shares under the Performance Share Award is equal to $278.40, which is equal to 125% and 135%, respectively, of the fair market value of the common stock on the grant date. Within 60 days following the date of achievement of a Performance Level (an “Achievement Date”), the Committee will certify the achievement of the Performance Level, and on such Achievement Date, Mr. McVey will be issued a number of restricted shares of common stock (“Restricted Stock”) equal to the applicable number of performance shares earned. The Restricted Stock will vest on November 8, 2023, subject to Mr. McVey’s continued employment with the Company through such vesting date other than as described below.

In the event of a termination of Mr. McVey’s employment by the Company without Cause or by Mr. McVey for Good Reason, 50% of any then issued shares of Restricted Stock will be immediately vested upon such termination and 50% of any performance shares with respect to any Achievement Dates that occur within 12 months of the termination date will be earned and the corresponding shares of Restricted Stock will be immediately vested (with the remaining unvested shares of Restricted Stock being forfeited). In the event of Mr. McVey’s death or Disability, all then issued shares of Restricted Stock will be immediately vested upon his death or Disability and any performance shares with respect to any Achievement Dates that occur within 12 months of the date of his death or Disability will be earned and all of the corresponding shares of Restricted Stock will be immediately vested.

Except as described in the immediately following paragraph, in the event of a Change in Control, performance shares with respect to a Performance Level equal to the highest price per share for the Company’s common stock paid in the Change in Control transaction will be earned and all corresponding shares of Restricted Stock will be immediately vested. The Committee will have discretion with regard to the treatment of any other then unearned performance shares. Any shares of Restricted Stock issued prior to the Change in Control will vest upon a termination of Mr. McVey’s employment by the Company without Cause within 24 months following the Change in Control, or upon the Change in Control if such Change in Control occurs within three months following a termination of Mr. McVey’s employment for Good Reason or if immediately prior to the Change in Control the Committee determines that the award will not be continued, assumed or have new rights substituted therefor.

Notwithstanding the foregoing, in the event that prior to January 1, 2020, (i) a Change in Control occurs, and (ii) Mr. McVey’s employment is terminated by the Company without Cause or by Mr. McVey for Good Reason, then the Performance Share Award shall be an award with respect to 20% of the performance shares set forth above, and the award with respect to the remaining 80% of the performance shares shall be deemed forfeited and canceled.

For the purpose of the Retention Awards, the terms “Cause”, “Change in Control”, “Disability” and “Good Reason” are defined under the Incentive Plan. The foregoing descriptions of the Retention Awards are only summaries and are qualified in their entirety by reference to the Stock Option Agreement (125% FMV), Stock Option Agreement (135% FMV), Performance Share Award Agreement (125% FMV), and Performance Share Award Agreement (135% FMV), between the Company and Mr. McVey, copies of which are attached hereto as Exhibits 10.2, 10.3, 10.4, and 10.5, respectively, and which are incorporated by reference into this Item 5.02

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

10.1	Second Amendment to Richard M. McVey Employment Agreement.

10.2	Stock Option Agreement (125% FMV) between the Company and Richard M. McVey, dated as of November 8, 2018.

10.3	Stock Option Agreement (135% FMV) between the Company and Richard M. McVey, dated as of November 8, 2018.

10.4	Performance Share Award Agreement (125% FMV) between the Company and Richard M. McVey, dated as of November 8, 2018.

10.5	Performance Share Award Agreement (135% FMV) between the Company and Richard M. McVey, dated as of November 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: November 13, 2018	By:	/s/ Scott Pintoff
Name: Scott Pintoff
Title: General Counsel

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